Exhibit 10.4

July 31, 2019
General Electric Company
33-41 Farnsworth Street
Boston, Massachusetts 02210
Attention:    Christoph Pereira
Telephone:    (617) 443-2952
Attention:     Mark Landis
Telephone:     (617) 443-2909
Attention:     Brian Sandstrom
Telephone:    (617) 443-2902
Email:        christoph.pereira@ge.com
mark.landis@ge.com
brian.sandstrom@ge.com
Re: Effective Date of the Amended and Restated Intellectual Property Cross License Agreement
Ladies and Gentlemen:
We are writing to confirm our understanding and agreement regarding the effective date of the Amended and Restated Intellectual Property Cross License Agreement, by and between General Electric Company and Baker Hughes, a GE company, LLC, dated as of November 13, 2018 (as amended, modified or supplemented from time to time in accordance with its terms (including by that certain Side Letter, by and between the parties hereto, dated as of November 13, 2018, relating to certain patents and dockets), the “A&R IPXL”).

1.	Effective Date of the A&R IPXL. The definition of the term “Effective Date” in Section 1.01 of the A&R IPXL is hereby deleted in its entirety and replaced with the following:
(z)    “Effective Date” means immediately prior to the Trigger Date (as defined in the Stockholders Agreement). For the avoidance of doubt, unless and until the Trigger Date occurs, and except as expressly agreed by the Parties in a separate written document signed by both Parties, (i) neither Party will have, nor be deemed to have had, any obligations under the terms of this Agreement and (ii) the Original Intellectual Property Cross License Agreement shall remain in full force and effect.

2.	This Letter Agreement is Effective as of the Date Hereof. This letter agreement, including the amendment set forth in Paragraph 1 above, is immediately effective as of the date hereof.

3.
Relationship to the A&R IPXL. This letter agreement is supplemental to the A&R IPXL and incorporates the terms of Sections 6.05-6.14 thereof by reference (which terms shall be treated as if they are currently in effect for the purposes of this letter agreement); provided, however, to the extent of any conflict between this letter agreement and the A&R IPXL, this letter agreement shall control. Wherever the A&R IPXL is referred to therein, such reference shall be to the A&R IPXL as amended hereby. Except as set forth herein, all terms and conditions of the A&R IPXL remain unchanged and in full force and effect.

Sincerely,
BAKER HUGHES, A GE COMPANY, LLC

By	/s/ Lee Whitley Name: Lee Whitley Title: Corporate Secretary

Accepted and agreed to as of the date first written above:
GENERAL ELECTRIC COMPANY

By	/s/ John Godsman Name: John Godsman Title: Vice President

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